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                                   EXHIBIT 16

                       [LETTERHEAD OF THOMAS MONAHAN, CPA]


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

         I have reviewed the current report on Form 8-K of The Internet Advisory Corporation, dated May 16, 2002 in respect to Item 4, "Changes in Registrant's Certifying Accountants," and agree with the statements contained therein.


May 22, 2002                                               /s/Thomas Monahan,CPA

                                                           Thomas Monahan, CPA





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